          MORGAN STANLEY INSTITUTIONAL FUND TRUST - BALANCED PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        AUGUST 1, 2009 - JANUARY 31, 2010

                                                                     AMOUNT OF
                                      OFFERING                        SHARES
    SECURITY      PURCHASE/  SIZE OF  PRICE OF     TOTAL AMOUNT      PURCHASED
    PURCHASED    TRADE DATE OFFERING   SHARES       OF OFFERING       BY FUND
---------------- ---------- -------- --------- -------------------- ----------
  Commonwealth   10/08/09      --      $99.448       $1,500,000,000     25,000
      Bank
  of Australia
   5.000% due
   10/15/2019

      Motiva     1/6/10        --      $99.804       $1,000,000,000     25,000
 Enterprises LLC
    5.750% due
    1/15/2020

     Rabobank    1/8/10        --      $99.968       $1,750,000,000    100,000
   Nederland NV
    4.750% due
    1/15/2020

  % OF     % OF
 OFFERING  FUNDS
PURCHASED  TOTAL
  BY FUND ASSETS       BROKERS        PURCHASED FROM
--------- ------ ------------------- ----------------
    0.00%  0.10%       Goldman,      Goldman Sachs
                     Sachs & Co.,
                      J.P. Morgan
                      Securities
                     Inc., Morgan
                     Stanley & Co.
                     Incorporated,
                     Commonwealth
                        Bank of
                       Australia

    0.00%  0.14%        Credit       Credit Suisse
                     Suisse, J.P.    Securities
                     Morgan, Citi,   (USA) LLC
                     Calyon, RBS,
                      Mitsubishi
                          UFJ
                      Securities,
                       SunTrust
                       Robinson
                       Humphrey

    0.01%  0.58%       Rabonbank     Credit Suisse
                    International,   Securities
                     BNP Paribas,    (USA) LLC
                       Barclays
                       Capital,
                     Citi, Credit
                     Suisse, Daiwa
                      Securities
                     SMBC Europe,
                     Goldman Sachs
                    International,
                     J.P. Morgan,
                     Merrill Lynch
                    International,
                        Mizuho
                     International
                      plc, Morgan
                       Stanley,
                        Nomura
                    International,
                          UBS
                      Investment
                         Bank

  Nissan Master  1/27/10       --     $100.000         $900,000,000     50,000
  Owner Trust
  0.23063% due
   1/15/2015

   Municipal     03/05/10      --     $100.000    $1,012,235,000.00     30,000
    Electric
  Authority of
 Georgia 6.655%
  due 4/1/2057

    Ameriprise   03/08/10      --      $99.761      $750,000,000.00     15,000
  Financial Inc.
   5.300% due
     3/15/20

 The City of New 03/19/10      --     $100.000      $750,000,000.00     15,000
 York 5.968% due
    3/1/20236

    0.01%  0.30%       RBS, BofA     RBS Securities
                        Merrill
                        Lynch,
                       Barclays
                     Capital, BNP
                       PARIBAS,
                        Calyon
                      Securities,
                         HSBC,
                      Mitsubishi
                          UFJ
                      Securities,
                        SOCIETE
                       GENERALE

    0.00%  0.18%       Goldman,      Goldman Sachs
                     Sachs & Co.,
                        Morgan
                     Stanley, BMO
                        Capital
                       Markets,
                      Citi, J.P.
                        Morgan,
                       Barclays
                     Capital, BofA
                        Merrill
                        Lynch,
                    FirstSouthwest,
                      Wells Fargo
                      Securities

    0.00%  0.09%       Goldman,      Goldman  Sachs
                     Sachs & Co.,
                        Credit
                        Suisse,
                        Morgan
                     Stanley, BofA
                        Merrill
                     Lynch, HSBC,
                     J.P. Morgan,
                      Wells Fargo
                      Securities

    0.00%  0.09%        Siebert      Siebert Branford
                       Brandford     Shank
                     Shank & Co.,
                       LLC, BofA
                        Merrill
                     Lynch, Citi,
                     J.P. Morgan,
                        Morgan
                       Stanley,
                       Barclays
                     Capital, M.R.
                        Beal &
                       Company,
                       Fidelity
                        Capital
                       Markets,
                       Goldman,
                     Sachs & Co.,
                      Jefferies &
                     Company, Loop
                        Capital
                     Markets,

 Chicago Transit 03/24/10      --     $100.000      $550,000,000.00     20,000
Authority 6.200%
  due 12/1/2040

                    LLC, Ramirez &
                      Co., Inc.,
                         Rice
                       Financial
                       Products
                       Company,
                      Roosevelt &
                         Cross
                     Incorporated,
                       Soutwest
                      Securities,
                         Inc.,
                       Wachovia
                         Bank,
                       National
                     Association,
                        Cabrera
                        Capital
                     Markets, LLC,
                        Jackson
                      Securities,
                        Janney
                      Montgomery
                      Scott LLC,
                      Lebenthal &
                     Co., LLC, MFR
                      Securities,
                     Inc., Morgan
                       Keegan &
                       Company,
                     Inc., Raymond
                        James &
                      Associates,
                       Inc., RBC
                        Capital
                      Markets, TD
                      Securities

    0.00%  0.12%       Goldman,      Goldman Sachs
                     Sachs & Co.,
                        Cabrera
                        Capital
                     Markets, LLC,
                       Blaylock
                      Robert Van,
                       LLC, BMO
                        Capital
                       Markets,
                   Duncan-Williams,
                         Inc.,
                      Jefferies &
                     Company, J.P.
                     Morgan, Loop
                        Capital
                     Markets, LLC,
                       Melvin &
                       Company,
                        Morgan
                       Stanley,
                       Wachovia
                         Bank,
                       National
                      Association

      New        03/26/10      --     $100.000    $1,100,000,000.00     10,000
 Communications
 Holdings 8.50%
 due 4/15/2020

    0.00%  0.06%     J.P. Morgan,    JP Morgan
                        Credit
                     Suisse, BofA
                        Merrill
                        Lynch,
                       Barclays
                       Capital,
                         Citi,
                     Deutsche Bank
                      Securities,
                        Morgan
                     Stanley, RBS